Exhibit 1.1

Sysco Holdings Corporation, Sysco Corporation and

The Guarantors Listed on Schedule I Debt Securities

Underwriting Agreement

September 22, 2026

Goldman Sachs & Co. LLC

TD Securities (USA) LLC
BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule II hereto,

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o TD Securities (USA) LLC
1 Vanderbilt Avenue, 11th Floor
New York, New York 10017

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017

c/o Wells Fargo Securities, LLC
550 South Tryon Street 5th Floor
Charlotte, North Carolina 28202

Ladies and Gentlemen:

Sysco Holdings Corporation, a Delaware corporation (the “Company”), and Sysco Corporation, a Delaware corporation (“Sysco Corporation” and together with the Company, the “Issuers”), propose, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule II hereto (the “Underwriters”) (i) an aggregate of $1,750,000,000 principal amount of the 5.450% Senior Notes of the Issuers due 2029 (the “2029 Notes”), (ii) an aggregate of $2,000,000,000 principal amount of the 5.600% Senior Notes of the Issuers due 2031 (the “2031 Notes”), (iii) an aggregate of $1,500,000,000 principal amount of the 5.800% Senior Notes of the Issuers due 2033 (the “2033 Notes”), (iv) an aggregate of $2,000,000,000 principal amount of the 5.950% Senior Notes of the Issuers due 2036 (the “2036 Notes”), (v) an aggregate of $1,000,000,000 principal amount of the 6.400% Senior Notes of the Issuers due 2046 (the “2046 Notes”), (vi) an aggregate of $1,750,000,000 principal amount of the 6.500% Senior Notes of the Issuers due 2056 (the “2056 Notes”), and (vii) an aggregate principal amount of $750,000,000 of the 6.600% Senior Notes of the Issuers due 2066 (the “2066 Notes” and, together with the 2029 Notes, the 2031 Notes, the 2033 Notes, the 2036 Notes, the 2046 Notes and the 2056 Notes, the “Notes”).

Each series of the Notes will be fully and unconditionally guaranteed as to payment of principal of, premium, if any, and interest on and all other amounts payable under the Notes (the “Guarantees” and together with the Notes, the “Securities”) by certain U.S. subsidiaries of Sysco Corporation listed in Schedule I hereto (the “Guarantors”).

Sysco Corporation and the Company, Slider Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub 1”), Slider Merger Sub 2, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub 2”), and Slider Merger Sub 3, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub 3” and, collectively with Sysco Corporation, the Company, Merger Sub 1 and Merger Sub 2, the “Sysco Parties”), have entered into an Agreement and Plan of Merger, dated March 30, 2026 (as amended, modified or supplemented from time to time, if applicable, to the date hereof, the “Merger Agreement”), with JRD Unico, Inc., a Delaware corporation (“JRD”), Warehouse Realty, LLC, a Delaware limited liability company (“Warehouse Realty” and, together with JRD, “Jetro Restaurant Depot”), and a holder representative (“Holder Representative”). The term “Merger Agreement” as used herein shall include all exhibits, schedules, disclosure letters and attachments to such Merger Agreement. The term “Merger” as used herein shall refer to the transactions contemplated by the Merger Agreement.

1.             Each of the Issuers and the Guarantors represents and warrants to, and agrees with, each of the Underwriters that:

(a)            An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-298926) in respect of the Securities has been filed by the Issuers with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or to the knowledge of the Issuers, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Issuers or any Guarantor (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of Sysco Corporation or the Company, as applicable, filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

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(b)            No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers or a Guarantor by an Underwriter through Goldman Sachs & Co. LLC, TD Securities (USA) LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (together, the “Representatives”) expressly for use therein;

(c)            For the purposes of this Agreement, the “Applicable Time” is 8:10 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet in the form attached as Schedule IV hereto and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Issuers or a Guarantor by an Underwriter through the Representatives expressly for use therein;

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(d)            The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers or a Guarantor by an Underwriter through the Representatives expressly for use therein;

(e)            The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers or a Guarantor by an Underwriter through the Representatives expressly for use therein;

(f)            None of the Issuers or any of their subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree or has entered into any transaction or agreement that is material to the Issuers and their subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Issuers and their subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any increase in excess of 5% in the capital stock or long term debt of the Issuers and any of their subsidiaries taken as a whole or any material adverse change (or any development involving a prospective material adverse change) in or affecting the financial condition, stockholders’ equity, business, properties, results of operations or affairs of the Issuers and their subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

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(g)           The Issuers, the Guarantors, and each other subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Pricing Prospectus or (ii) such as do not and will not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Issuers and their subsidiaries taken as a whole (“Material Adverse Effect”) and do not interfere with the use made and proposed to be made of such property by the Issuers, such Guarantors and the other subsidiaries; and any real property and buildings held under lease by the Issuers, such Guarantors and the other subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not and will not, individually or in the aggregate, have a Material Adverse Effect and do not and will not interfere in any material way with the use made and proposed to be made of such property and buildings by the Issuers and the Guarantors;

(h)           Each of the Issuers has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and to execute and deliver this Agreement and perform its obligations hereunder, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect;

(i)             The Guarantors have corporate, limited liability company or limited partnership power and authority to execute and deliver this Agreement and perform their obligations hereunder, and each Guarantor and each subsidiary of the Issuers that is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X under the Act) has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of its jurisdiction of formation, has been duly qualified as a foreign corporation, limited liability company or limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect;

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(j)             The Merger Agreement has been duly authorized, executed and delivered by each of the Sysco Parties and (assuming due authorization, execution and delivery by Jetro Restaurant Depot and Holder Representative) constitutes valid and binding obligations of each of the Sysco Parties enforceable against each of the Sysco Parties in accordance with the terms of the Merger Agreement (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability affecting the rights of creditors generally and the availability of equitable remedies). The Issuers are not aware of any breach or development in connection with the Merger Agreement that would reasonably be expected to have a material adverse effect on the consummation of the Merger. To the knowledge of the Company, the representations and warranties of Jetro Restaurant Depot set forth in the Merger Agreement are true and correct in all respects except for such failures to be true and correct as would not have, individually or in the aggregate, an Acquired Companies Material Adverse Effect (as defined in the Merger Agreement). To the knowledge of the Company, there has been no material adverse change in the operations of Jetro Restaurant Depot since the date of the Merger Agreement;

(k)            Each of the Issuers has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Issuers have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or other equity interests of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Issuers, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(l)             The Notes have been duly authorized and, when executed, authenticated and delivered and paid for as provided in this Agreement and the Indenture (as defined below), will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuers entitled to the benefits provided by the Base Indenture (the “Base Indenture”), to be dated as of September 25, 2026, among the Issuers, the Guarantors and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, to be dated as of October 6, 2026 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”); the Guarantees have been duly authorized and, when the Guarantees have been executed and delivered pursuant to this Agreement and the Indenture, will constitute valid and legally binding obligations of each Guarantor entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by each of the Issuers and each Guarantor and, assuming due authorization, execution and delivery by the Trustee and, at the Time of Delivery, will constitute a valid and legally binding instrument, enforceable against the Issuers and each Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and remedies and to general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus; the Indenture has been duly qualified under the Trust Indenture Act;

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(m)           None of the Issuers’ nor any Guarantor’s transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System;

(n)            Prior to the date hereof, neither the Issuers nor any of their affiliates has taken any action which is designed to or which has constituted or which reasonably might have been expected to cause or result in stabilization or manipulation of the price of any security of the Issuers in connection with the offering of the Securities;

(o)            The issue and sale of the Securities and the compliance by the Issuers and the Guarantors with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in (i) a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers or any of the Guarantors pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuers or any of the Guarantors is a party or by which the Issuers or any of the Guarantors is bound or to which any of the property or assets of the Issuers or any of the Guarantors is subject, or (ii) any violation of the provisions of the certificate of incorporation or bylaws or similar governing documents of the Issuers or any of the Guarantors or (iii) any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuers or any of the Guarantors or any of their respective properties, except in the case of clauses (i) and (iii), for such breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes, the making of the Guarantees or the consummation by the Issuers and the Guarantors of the transactions contemplated by this Agreement or the Indenture except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(p)            The statements set forth in the Pricing Prospectus under the captions “Description of Debt Securities and Guarantees” and “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, fairly summarize in all material respects the documents referred to therein;

(q)            Neither the Issuers nor any of the Guarantors is (i) in violation of its certificate of incorporation, bylaws or similar governing documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect;

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(r)             Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Issuers or any of their subsidiaries is a party or of which any property of the Issuers or any of their subsidiaries is the subject which are reasonably likely to individually or in the aggregate have a Material Adverse Effect; and, to the Issuers’ and the Guarantors’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(s)            The Issuers are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Prospectus, will not be required to register as, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(t)             (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Issuers, any Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, Sysco Corporation was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Issuers, any Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, neither the Issuers nor any of the Guarantors was an “ineligible issuer” as defined in Rule 405 under the Act;

(u)            Ernst & Young LLP, who has certified certain financial statements of the Issuers and their subsidiaries, and has audited the Issuers’ internal control over financial reporting, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(v)            PricewaterhouseCoopers LLP, who has audited the financial statements of JRD Unico, Inc. and affiliates, are independent auditors as required by the Act and the rules and regulations of the Commission thereunder;

(w)           The historical financial statements of Sysco Corporation and its subsidiaries included or incorporated by reference in the Prospectus present fairly, in all material respects, the financial position of Sysco Corporation and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as indicated in the notes thereto; and the other financial information of Sysco Corporation and its subsidiaries included or incorporated by reference in the Prospectus has been derived from the accounting records of the Issuers and their subsidiaries and presents fairly, in all material respects, the information shown thereby;

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(x)             The historical financial statements of Jetro Restaurant Depot and their subsidiaries included or incorporated by reference in the Prospectus present fairly, in all material respects, the financial position of Jetro Restaurant Depot and their subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as indicated in the notes thereto; and the other financial information of Jetro Restaurant Depot and their subsidiaries included or incorporated by reference in the Prospectus has been derived from the accounting records of Jetro Restaurant Depot and their subsidiaries and presents fairly, in all material respects, the information shown thereby;

(y)            The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as included or incorporated by reference therein, no historical or pro forma financial statements are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(z)             Sysco Corporation maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by Sysco Corporation’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(aa)          Sysco Corporation’s internal control over financial reporting was effective and provided such reasonable assurance for the preparation of financial statements as of June 27, 2026;

(bb)          Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in Sysco Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Sysco Corporation’s internal control over financial reporting;

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(cc)          Sysco Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to Sysco Corporation and its subsidiaries is made known to Sysco Corporation’s principal executive officer and principal financial officer by others within those entities; Sysco Corporation has made the evaluations of Sysco Corporation’s disclosure controls and procedures required under Rule 13a–15(b) under the Exchange Act and management’s conclusions regarding the effectiveness of such disclosure controls and procedures were included in Sysco Corporation’s annual report on Form 10–K for the fiscal year ended June 27, 2026;

(dd)          The Issuers and their subsidiaries possess all licenses, franchises, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory agencies or bodies (“Permits”) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Pricing Prospectus, no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such Permit, except for any such failures to fulfill and perform or such revocations, terminations or impairments that would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Pricing Prospectus, neither the Issuers nor any of their subsidiaries has received notice of any revocation or modification of any such Permit or has any reason to believe that any such Permit will not be renewed in the ordinary course, except for any such revocations, modifications or non-renewals as would not, individually or in the aggregate, have a Material Adverse Effect;

(ee)          No labor disturbance by or dispute with employees of the Issuers or any of their subsidiaries exists or, to the knowledge of the Issuers and the Guarantors, is contemplated or threatened, except for any such disturbances or disputes as would not, individually or in the aggregate, have a Material Adverse Effect;

(ff)            Each of the Issuers and their subsidiaries has filed all material federal, state, local and foreign tax returns required to be filed by it through the date hereof or has obtained extensions thereof, and has paid all taxes shown as due on such returns and all material tax assessments received by it in writing from a taxing authority to the extent that the same have become due or is contesting such taxes in good faith by appropriate proceedings;

(gg)          The Issuers and their subsidiaries (to the extent applicable) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). To the extent applicable, no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Issuers or any of their subsidiaries would have any liability. Neither the Issuers nor any of the Guarantors has incurred or expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the “Code”); and each “pension plan” for which the Issuers or any of the Guarantors would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification except as would not, individually or in the aggregate, have a Material Adverse Effect;

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(hh)          There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of solid wastes, hazardous wastes or hazardous substances by the Issuers or their subsidiaries (or, to the knowledge of the Issuers or the Guarantors, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by any of them in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial actions under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any such violations or remedial actions as would not, individually or in the aggregate, have a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any such property or into the environment surrounding any such property of any solid wastes, hazardous wastes or hazardous substances due to or caused by the Issuers or their subsidiaries or with respect to which any of them has knowledge, except for any such spills, discharges, leakages, emissions, injections, escapes, dumpings or releases as would not, individually or in the aggregate, have a Material Adverse Effect; as used in this Section 1(hh), the terms “solid wastes,” “hazardous wastes” and “hazardous substances” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to human health and safety, pollution or environmental protection;

(ii)             The Issuers and their subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) that are material to the Issuers and their subsidiaries taken as a whole necessary for the conduct of their respective businesses; and, to the Issuers and the Guarantors’ knowledge, the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Issuers and their subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except for any such claims as would not, individually or in the aggregate, have a Material Adverse Effect;

(jj)          Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Issuers and their subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption, which insurance is in amounts and insures against such losses and risks as the Issuers reasonably believe are adequate for the Issuers and their subsidiaries and their respective businesses, and neither the Issuers nor any of the Guarantors have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business as currently conducted;

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(kk)          None of the Issuers, any of their subsidiaries nor, to the knowledge of the Issuers or the Guarantors, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Issuers or any of their subsidiaries has in any material respect (i) used any corporate funds for any contribution, gift, entertainment or other expense relating to political activity in violation of applicable Anti-Corruption Laws (as defined below); (ii) made any direct or indirect payment to any foreign or domestic government official or employee from corporate funds in violation of applicable Anti-Corruption Laws; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-corruption or anti-bribery law or regulation (collectively, “Anti-Corruption Laws”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other payment in violation of applicable Anti-Corruption Laws; and the Issuers and their subsidiaries have instituted policies and procedures designed to ensure compliance with applicable Anti-Corruption Laws;

(ll)            The operations of the Issuers and their subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 and applicable money laundering statutes and regulations (collectively, the “Money Laundering Laws”) and no action, suit or proceeding involving the Issuers or their subsidiaries with respect to the Money Laundering Laws is pending or to the Issuers’ knowledge, threatened;

(mm)        None of the Issuers, any of their subsidiaries or, to the knowledge of the Issuers or the Guarantors, any director, officer, agent, employee or affiliate of the Issuers or any of their subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any member state thereof, His Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over the Issuers or their subsidiaries (collectively, “Sanctions”), and the Issuers will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or in any country or territory that, at the time of such funding, is subject to a general export, import, financial or investment embargo under Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and

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(nn)          The Issuers and their subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Issuers to be adequate for, and operate and perform as required in connection with, the operation of the business of the Issuers and their subsidiaries as currently conducted in all material respects. The Issuers and their subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data (as defined below) and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have, or would not be reasonably likely to have, a Material Adverse Effect. The Issuers and their subsidiaries have implemented, and continue to monitor and develop, controls, policies, procedures, and safeguards that are reasonably believed by the Issuers to be adequate to prevent, detect, and address the risk of unauthorized use, misuse, intrusion and similar events involving the IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. To the knowledge of the Issuers, there have been no breaches or unauthorized uses of or accesses to the IT Systems or Personal Data, and no such incidents are under internal investigation that, individually or in the aggregate, have, or would be reasonably likely to have, a Material Adverse Effect.

2.             Subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuers:

(i)	at a purchase price of 99.739% of the principal amount thereof, plus accrued interest, if any, from October 6, 2026 to the Time of Delivery (as defined below) hereunder, the principal amount of 2029 Notes set forth opposite the name of such Underwriter in Schedule II hereto,

(ii)	at a purchase price of 99.577% of the principal amount thereof, plus accrued interest, if any, from October 6, 2026 to the Time of Delivery hereunder, the principal amount of 2031 Notes set forth opposite the name of such Underwriter in Schedule II hereto,

(iii)	at a purchase price of 99.441% of the principal amount thereof, plus accrued interest, if any, from October 6, 2026 to the Time of Delivery hereunder, the principal amount of 2033 Notes set forth opposite the name of such Underwriter in Schedule II hereto,

(iv)	at a purchase price of 99.204% of the principal amount thereof, plus accrued interest, if any, from October 6, 2026 to the Time of Delivery hereunder, the principal amount of 2036 Notes set forth opposite the name of such Underwriter in Schedule II hereto,

(v)	at a purchase price of 98.726% of the principal amount thereof, plus accrued interest, if any, from October 6, 2026 to the Time of Delivery hereunder, the principal amount of 2046 Notes set forth opposite the name of such Underwriter in Schedule II hereto,

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(vi)	at a purchase price of 99.106% of the principal amount thereof, plus accrued interest, if any, from October 6, 2026 to the Time of Delivery hereunder, the principal amount of 2056 Notes set forth opposite the name of such Underwriter in Schedule II hereto, and

(vii)	at a purchase price of 99.096% of the principal amount thereof, plus accrued interest, if any, from October 6, 2026 to the Time of Delivery hereunder, the principal amount of 2066 Notes set forth opposite the name of such Underwriter in Schedule II hereto.

3.             Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement, the Pricing Disclosure Package and the Prospectus.

4.

(a)             The Notes to be purchased by each Underwriter hereunder will be represented by one or more definitive global securities (which will include the related Guarantees) in book-entry form which will be deposited by or on behalf of the Issuers with The Depository Trust Company (“DTC”) or its designated custodian. The Issuers will deliver the 2029 Notes, 2031 Notes and 2033 Notes and related Guarantees to TD Securities (USA) LLC, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Issuers to TD Securities (USA) LLC at least forty-eight hours in advance of the Time of Delivery (as defined below), by causing DTC to credit the 2029 Notes, 2031 Notes and 2033 Notes and related Guarantees to the account of TD Securities (USA) LLC at DTC. The Issuers will cause the certificates representing the 2029 Notes, 2031 Notes and 2033 Notes and related Guarantees to be made available to TD Securities (USA) LLC for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The Issuers will deliver the 2036 Notes, the 2046 Notes, the 2056 Notes and the 2066 Notes and related Guarantees to Goldman Sachs & Co. LLC, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Issuers to Goldman Sachs & Co. LLC at least forty-eight hours in advance of the Time of Delivery (as defined below), by causing DTC to credit the 2036 Notes, the 2046 Notes, the 2056 Notes and the 2066 Notes and related Guarantees to the account of Goldman Sachs & Co. LLC at DTC. The Issuers will cause the certificates representing the 2036 Notes, the 2046 Notes, the 2056 Notes and the 2066 Notes and related Guarantees to be made available to Goldman Sachs & Co. LLC for checking at least twenty-four hours prior to the Time of Delivery at the Designated Office. The time and date of such deliveries and payments shall be 9:30 a.m., New York City time, on October 6, 2026 or such other time and date as the Representatives and the Issuers may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b)             The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents reasonably requested by the Underwriters pursuant to Section 8(h) hereof, will be delivered electronically at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Securities will be delivered electronically at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

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5.             The Issuers and the Guarantors agree with each of the Underwriters:

(a)             To prepare the Prospectus in a form to which the Representatives do not reasonably object and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery to which the Representatives shall reasonably object promptly after reasonable notice thereof, provided, however, that the foregoing requirement shall not apply to any of the Issuers’ periodic or current reports required to be filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act or to any other report that each Issuer in its good faith judgment believes is required by law or regulation to be filed with or furnished to the Commission; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file the term sheet in the form attached as Schedule IV hereto pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Issuers or any of the Guarantors with the Commission pursuant to Rule 433(d) under the Act; to file by the filing deadline all reports and any definitive proxy or information statements required to be filed by the Issuers or any of the Guarantors with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

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(b)            If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof;

(c)            If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the Underwriters inform the Issuers in writing that any of the Securities remain unsold by the Underwriters, the Issuers and the Guarantors will, upon reasonable written request from the Underwriters, promptly file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If at the Renewal Deadline the Issuers and the Guarantors are no longer eligible to file an automatic shelf registration statement, the Issuers and the Guarantors will, upon reasonable written request from the Underwriters, promptly file, if they have not already done so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives and will use their best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Issuers and the Guarantors will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)            Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith none of the Issuers or the Guarantors shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)            From time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon its request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

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(f)             To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Issuers and their subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Issuers, Rule 158);

(g)            During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as the Representatives may notify the Issuers, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder of, any debt securities issued or guaranteed by the Issuers or any Guarantor which mature more than one year after the Time of Delivery and that are substantially similar to the Notes or the Guarantees, without the prior written consent of the Representatives; provided, for the avoidance of doubt, that the Representatives hereby consent to the Concurrent Securities Offerings (as defined in the Prospectus);

(h)            To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(i)             To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

6.

(a)            (i)          The Issuers and the Guarantors represent and agree that, other than the final term sheet in the form attached as Schedule IV hereto, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

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 (ii)         each Underwriter represents and agrees that, without the prior consent of the Issuers and the Representatives, other than the final term sheet in the form attached as Schedule IV hereto, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act that is required to be filed by the Issuers with the Commission under Rule 433; and

(b)            the final term sheet in the form attached as Schedule IV hereto is the only Issuer Free Writing Prospectuses the use of which have been consented to by the Issuers and the Representatives;

(c)            The Issuers and the Guarantors have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(d)            The Issuers and the Guarantors agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then under which they were made, not misleading, the Issuers will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Issuers by an Underwriter through the Representatives expressly for use therein.

7.             The Issuers covenant and agree with the several Underwriters that the Issuers will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuers’ and the Guarantors’ counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) all other costs and expenses incident to the performance of the Issuers’ and the Guarantors’ respective obligations hereunder which are not otherwise specifically provided for in this Section; and (ix) all transfer taxes and stamp taxes payable in connection with the issuance and sale of the Securities by the Issuers to the Underwriters and the initial resale by the Underwriters to investors. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, and any advertising expenses connected with any offers they may make.

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8.             The obligations of the Underwriters hereunder shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Issuers and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Issuers and the Guarantors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)            The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet in the form attached as Schedule IV hereto, and any other material required to be filed by the Issuers or the Guarantors pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)            Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery, with respect to issuance and sale of the Securities, the Registration Statement, the Prospectus and such other related matters as the Representatives may reasonably request, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)            Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Issuers and the Guarantors organized under the laws of the State of Delaware or the State of California, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Time of Delivery in form and substance satisfactory to the Representatives; and Andrew Wurdack, Vice President, Securities and Corporate Governance & Assistant Secretary of Sysco Corporation, shall have furnished to the Representatives his written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives;

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(d)            On the date of the Prospectus in connection with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, each of Ernst & Young LLP and PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(e)            (i) Neither the Issuers nor any of their subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long term debt of the Issuers and their subsidiaries taken as a whole or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Issuers and their subsidiaries, taken as a whole, otherwise than as set forth in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(f)             On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded to the Issuers’ debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuers’ debt securities;

(g)            On or after the Applicable Time there shall not have occurred any of the following: (i)  suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in Sysco Corporation’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by any of Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus; and

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(h)            The Issuers and the Guarantors shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Issuers and the Guarantors satisfactory to the Representatives as to the accuracy of the representations and warranties of the Issuers and the Guarantors herein at and as of such time, as to the performance by the Issuers and the Guarantors of all of their respective obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (d) of this Section and as to such other matters as the Representatives may reasonably request.

9.

(a)            The Issuers and the Guarantors, jointly and severally, will indemnify and hold harmless each Underwriter, its affiliates, and its and their officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Issuers nor the Guarantors shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representatives expressly for use therein.

(b)            Each Underwriter, severally and not jointly, will indemnify and hold harmless the Issuers and the Guarantors against any losses, claims, damages or liabilities to which the Issuers and the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, Issuer Free Writing Prospectus, the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Issuers by such Underwriter through the Representatives expressly for use therein; and will reimburse the Issuers and the Guarantors for any legal or other expenses reasonably incurred by the Issuers and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred. The Issuers hereby acknowledge that the only information furnished to the Issuers by any Underwriter through the Representatives expressly for use in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, are the statements set forth in the list of Underwriters and their respective participation in the sale of the Securities, the seventh, eighth and ninth paragraphs under the section entitled “Underwriting” in the Preliminary Prospectus and the Pricing Prospectus.

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(c)             Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any indemnification liability which it may have to the indemnified party except to the extent the indemnifying party is materially prejudiced by such failure and shall not relieve the indemnifying party from any other liability that it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. However, in the event that (i) any indemnified party reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest, (ii) the indemnifying party fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such indemnified party in a timely manner or (iii) counsel to such indemnified party determines that one or more defenses may be available to such indemnified party that are not available to the indemnifying party or another indemnified party, then such indemnified party may employ separate counsel to represent or defend it in any such action or proceeding and the indemnifying party will pay the reasonable and customary fees and disbursements of such counsel; provided, however, that the indemnifying party will not be required to pay the fees and disbursements of more than one separate counsel (in addition to local counsel) for such indemnified party in any jurisdiction in any single action or proceeding. In the absence of any of the foregoing, in any action or proceeding the defense of which the indemnifying party assumes, such indemnified party will have the right to participate in such litigation and to retain its own counsel at such indemnified party’s own expense. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

22

(d)            If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers and the Guarantors bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

23

(e)            The obligations of the Issuers and the Guarantors under this Section 9 shall be in addition to any liability which the Issuers and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuers and the Guarantors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Issuers and the Guarantors) and to each person, if any, who controls the Issuers and the Guarantors within the meaning of the Act.

10.

(a)            If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for any one or more of them or another party or other parties to purchase such Securities on the terms contained herein. If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Issuers that they have so arranged for the purchase of such Securities, or the Issuers notify the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Issuers shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Issuers and the Guarantors agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Issuers as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

24

(c)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Issuers as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Issuers or the Guarantors, except for the expenses to be borne by the Issuers, the Guarantors and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           The respective indemnities, agreements, representations, warranties and other statements of the Issuers, the Guarantors and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Issuers or any Guarantor, or any officer or director or controlling person of the Issuers or any Guarantor, and shall survive delivery of and payment for the Securities.

12.           If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Issuers nor any Guarantor shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Issuers and the Guarantors as provided herein, the Issuers and the Guarantors will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Issuers and the Guarantors shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.           In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, email or facsimile transmission to the Representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; TD Securities (USA) LLC, 1 Vanderbilt Avenue, 11th Floor, New York, New York 10017, United States of America, Attention: DCM - Transaction Advisory, Email: USTransactionadvisory@tdsecurities.com; BofA Securities, Inc., 114 West 47th Street NY8-114-07-01 New York, NY 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Fax: 212-901-7881, Email: lchang@bofa.com; J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Investment Grade Syndicate Desk, Telephone: 212-834-4533, Fax: 212-834-6081; and Wells Fargo Securities, LLC, 550 South Tryon Street 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com; and if to the Issuers shall be delivered or sent by mail, email or facsimile transmission to the address of the Issuers or the Guarantors set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, email or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Issuers by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

25

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuers and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Issuers and the Guarantors and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Issuers and the Guarantors and each person who controls the Issuers, any Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.           Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.           The Issuers and the Guarantors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers and the Guarantors, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Issuers or any Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Issuers or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuers or any Guarantor on other matters) or any other obligation to the Issuers or any Guarantor except the obligations expressly set forth in this Agreement and (iv) the Issuers and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Issuers and the Guarantors agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuers or any Guarantor, in connection with such transaction or the process leading thereto.

26

17.

(a)            In the event that any Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)             For purposes of this Section 17, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

19.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.           Each of the Issuers, the Guarantors and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts (which may include counterparts delivered by any standard form of electronic or telecommunication), each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, email (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

27

If the foregoing is in accordance with your understanding, please sign and return to us a copy hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Issuers and the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Issuers for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, SYSCO HOLDINGS CORPORATION

By:	/s/ Brandon Sewell
	Name:	Brandon Sewell
	Title:	President

SYSCO CORPORATION

By:	/s/ Brandon Sewell
	Name:	Brandon Sewell
	Title:	Interim Chief Financial Officer

SYSCO ALBANY, LLC
SYSCO ASIAN FOODS, INC.
SYSCO ATLANTA, LLC
SYSCO BALTIMORE, LLC
SYSCO BARABOO, LLC
SYSCO BOSTON, LLC
SYSCO CENTRAL ALABAMA, LLC
SYSCO CENTRAL CALIFORNIA, INC. SYSCO CENTRAL FLORIDA, INC.
SYSCO CENTRAL ILLINOIS, INC.
SYSCO CENTRAL PENNSYLVANIA, LLC SYSCO CHARLOTTE, LLC
SYSCO CHICAGO, INC.
SYSCO CINCINNATI, LLC
SYSCO CLEVELAND, INC.
SYSCO COLUMBIA, LLC
SYSCO CONNECTICUT, LLC
SYSCO DETROIT, LLC
SYSCO EASTERN MARYLAND, LLC
SYSCO EASTERN WISCONSIN, LLC
SYSCO GRAND RAPIDS, LLC

[Signature Page to Underwriting Agreement (USD Senior)]

SYSCO GULF COAST, LLC
SYSCO HAMPTON ROADS, INC.
SYSCO HAWAII, INC.
SYSCO INDIANAPOLIS, LLC
SYSCO IOWA, INC.
SYSCO JACKSON, LLC
SYSCO JACKSONVILLE, INC.
SYSCO KANSAS CITY, INC.
SYSCO KNOXVILLE, LLC
SYSCO LINCOLN, INC.
SYSCO LONG ISLAND, LLC
SYSCO LOS ANGELES, INC.
SYSCO LOUISVILLE, INC.
SYSCO MEMPHIS, LLC
SYSCO METRO NEW YORK, LLC
SYSCO MINNESOTA, INC.
SYSCO MONTANA, INC.
SYSCO NASHVILLE, LLC
SYSCO NORTH DAKOTA, INC.
SYSCO NORTHERN NEW ENGLAND, INC.
SYSCO PHILADELPHIA, LLC
SYSCO PITTSBURGH, LLC
SYSCO PORTLAND, INC.
SYSCO RALEIGH, LLC
SYSCO RIVERSIDE, INC.
SYSCO SACRAMENTO, INC.
SYSCO SAN DIEGO, INC.
SYSCO SAN FRANCISCO, INC.
SYSCO SEATTLE, INC.
SYSCO SOUTH FLORIDA, INC.
SYSCO SOUTHEAST FLORIDA, LLC
SYSCO SPOKANE, INC.
SYSCO ST. LOUIS, LLC
SYSCO SYRACUSE, LLC
SYSCO USA I, INC.
SYSCO USA II, LLC
SYSCO USA III, LLC
SYSCO VENTURA, INC.
SYSCO VIRGINIA, LLC
SYSCO WEST COAST FLORIDA, INC.
SYSCO WESTERN MINNESOTA, INC.

By:	/s/ Brandon Sewell
	Name:	Brandon Sewell
	Title:	Authorized Signatory

[Signature Page to Underwriting Agreement (USD Senior)]

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By:	/s/ Johannes Hahn
Name: Johannes Hahn
Title: Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Luiz Lanfredi
Name: Luiz Lanfredi
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Christopher Cote
Name: Christopher Cote
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement (USD Senior)]

SCHEDULE I

Exact Name of Guarantor As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Sysco Albany, LLC	Delaware
Sysco Asian Foods, Inc.	Delaware
Sysco Atlanta, LLC	Delaware
Sysco Baltimore, LLC	Delaware
Sysco Baraboo, LLC	Delaware
Sysco Boston, LLC	Delaware
Sysco Central Alabama, LLC	Delaware
Sysco Central California, Inc.	California
Sysco Central Florida, Inc.	Delaware
Sysco Central Illinois, Inc.	Delaware
Sysco Central Pennsylvania, LLC	Delaware
Sysco Charlotte, LLC	Delaware
Sysco Chicago, Inc.	Delaware
Sysco Cincinnati, LLC	Delaware
Sysco Cleveland, Inc.	Delaware
Sysco Columbia, LLC	Delaware
Sysco Connecticut, LLC	Delaware
Sysco Detroit, LLC	Delaware
Sysco Eastern Maryland, LLC	Delaware
Sysco Eastern Wisconsin, LLC	Delaware
Sysco Grand Rapids, LLC	Delaware
Sysco Gulf Coast, LLC	Delaware
Sysco Hampton Roads, Inc.	Delaware
Sysco Hawaii, Inc.	Delaware
Sysco Indianapolis, LLC	Delaware
Sysco Iowa, Inc.	Delaware
Sysco Jackson, LLC	Delaware
Sysco Jacksonville, Inc.	Delaware
Sysco Kansas City, Inc.	Missouri
Sysco Knoxville, LLC	Delaware
Sysco Lincoln, Inc.	Nebraska
Sysco Long Island, LLC	Delaware

Sysco Los Angeles, Inc.	Delaware
Sysco Louisville, Inc.	Delaware
Sysco Memphis, LLC	Delaware
Sysco Metro New York, LLC	Delaware
Sysco Minnesota, Inc.	Delaware
Sysco Montana, Inc.	Delaware
Sysco Nashville, LLC	Delaware
Sysco North Dakota, Inc.	Delaware
Sysco Northern New England, Inc.	Maine
Sysco Philadelphia, LLC	Delaware
Sysco Pittsburgh, LLC	Delaware
Sysco Portland, Inc.	Delaware
Sysco Raleigh, LLC	Delaware
Sysco Riverside, Inc.	Delaware
Sysco Sacramento, Inc.	Delaware
Sysco San Diego, Inc.	Delaware
Sysco San Francisco, Inc.	California
Sysco Seattle, Inc.	Delaware
Sysco South Florida, Inc.	Delaware
Sysco Southeast Florida, LLC	Delaware
Sysco Spokane, Inc.	Delaware
Sysco St. Louis, LLC	Delaware
Sysco Syracuse, LLC	Delaware
Sysco USA I, Inc.	Delaware
Sysco USA II, LLC	Delaware
Sysco USA III, LLC	Delaware
Sysco Ventura, Inc.	Delaware
Sysco Virginia, LLC	Delaware
Sysco West Coast Florida, Inc.	Delaware
Sysco Western Minnesota, Inc.	Delaware

2

SCHEDULE II

	Principal Amount of 2029 Notes to be Purchased	Principal Amount of 2031 Notes to be Purchased	Principal Amount of 2033 Notes to be Purchased	Principal Amount of 2036 Notes to be Purchased	Principal Amount of 2046 Notes to be Purchased	Principal Amount of 2056 Notes to be Purchased	Principal Amount of 2066 Notes to be Purchased
Underwriter
Goldman Sachs & Co. LLC.	$630,000,000	$720,000,000	$540,000,000	$720,000,000	$360,000,000	$630,000,000	$270,000,000
TD Securities (USA) LLC	420,000,000	480,000,000	360,000,000	480,000,000	240,000,000	420,000,000	180,000,000
BofA Securities, Inc.	110,250,000	126,000,000	94,500,000	126,000,000	63,000,000	110,250,000	47,250,000
J.P. Morgan Securities LLC	110,250,000	126,000,000	94,500,000	126,000,000	63,000,000	110,250,000	47,250,000
Wells Fargo Securities, LLC	110,250,000	126,000,000	94,500,000	126,000,000	63,000,000	110,250,000	47,250,000
BNP Paribas Securities Corp.	69,343,750	79,250,000	59,437,500	79,250,000	39,625,000	69,343,750	29,718,750
PNC Capital Markets LLC	69,343,750	79,250,000	59,437,500	79,250,000	39,625,000	69,343,750	29,718,750
Truist Securities, Inc.	69,343,750	79,250,000	59,437,500	79,250,000	39,625,000	69,343,750	29,718,750
U.S. Bancorp Investments, Inc.	69,343,750	79,250,000	59,437,500	79,250,000	39,625,000	69,343,750	29,718,750
Barclays Capital Inc.	21,875,000	25,000,000	18,750,000	25,000,000	12,500,000	21,875,000	9,375,000
Rabo Securities USA, Inc.	21,875,000	25,000,000	18,750,000	25,000,000	12,500,000	21,875,000	9,375,000
Scotia Capital (USA) Inc.	21,875,000	25,000,000	18,750,000	25,000,000	12,500,000	21,875,000	9,375,000
BMO Capital Markets Corp.	8,750,000	10,000,000	7,500,000	10,000,000	5,000,000	8,750,000	3,750,000
Lloyds Securities Inc.	8,750,000	10,000,000	7,500,000	10,000,000	5,000,000	8,750,000	3,750,000
Siebert Williams Shank & Co., LLC	8,750,000	10,000,000	7,500,000	10,000,000	5,000,000	8,750,000	3,750,000
Total	$1,750,000,000	$2,000,000,000	$1,500,000,000	$2,000,000,000	$1,000,000,000	$1,750,000,000	$750,000,000

SCHEDULE III

(a)             Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None

SCHEDULE IV

FINAL PRICING TERMS

SYSCO HOLDINGS CORPORATION AND SYSCO CORPORATION

$1,750,000,000 5.450% Senior Notes due 2029

$2,000,000,000 5.600% Senior Notes due 2031

$1,500,000,000 5.800% Senior Notes due 2033

$2,000,000,000 5.950% Senior Notes due 2036

$1,000,000,000 6.400% Senior Notes due 2046

$1,750,000,000 6.500% Senior Notes due 2056

$750,000,000 6.600% Senior Notes due 2066

Issuers:	Sysco Holdings Corporation and Sysco Corporation
Expected Security Ratings*:	[Omitted in exhibit format]

Guarantee:	Fully and unconditionally guaranteed, jointly and severally, by Sysco Corporation’s direct and indirect wholly-owned domestic subsidiaries that guarantee Sysco Corporation’s existing senior notes.
Format:	SEC Registered
Principal Amount:	2029 Notes: $1,750,000,000 2031 Notes: $2,000,000,000 2033 Notes: $1,500,000,000 2036 Notes: $2,000,000,000 2046 Notes: $1,000,000,000 2056 Notes: $1,750,000,000 2066 Notes: $750,000,000
Maturity Date:	2029 Notes: October 6, 2029 2031 Notes: June 6, 2031 2033 Notes: October 6, 2033 2036 Notes: June 6, 2036 2046 Notes: October 6, 2046 2056 Notes: October 6, 2056 2066 Notes: October 6, 2066
Coupon:	2029 Notes: 5.450% 2031 Notes: 5.600% 2033 Notes: 5.800% 2036 Notes: 5.950% 2046 Notes: 6.400% 2056 Notes: 6.500% 2066 Notes: 6.600%
Interest Payment Dates:

2029 Notes: April 6 and October 6, commencing April 6, 2027

2031 Notes: June 6 and December 6, commencing December 6, 2026

2033 Notes: April 6 and October 6, commencing April 6, 2027

2036 Notes: June 6 and December 6, commencing December 6, 2026

2046 Notes: April 6 and October 6, commencing April 6, 2027

2056 Notes: April 6 and October 6, commencing April 6, 2027

2066 Notes: April 6 and October 6, commencing April 6, 2027

Price to Public:

2029 Notes: 99.989% of the principal amount

2031 Notes: 99.927% of the principal amount

2033 Notes: 99.841% of the principal amount

2036 Notes: 99.654% of the principal amount

2046 Notes: 99.476% of the principal amount

2056 Notes: 99.856% of the principal amount

2066 Notes: 99.846% of the principal amount

Benchmark Treasury:

2029 Notes: 4.375% due September 15, 2029

2031 Notes: 4.375% due August 31, 2031

2033 Notes: 4.500% due August 31, 2033

2036 Notes: 4.625% due August 15, 2036

2046 Notes: 5.125% due August 15, 2046

2056 Notes: 5.000% due May 15, 2056

2066 Notes: 5.000% due May 15, 2056

Benchmark Treasury Yield:	2029 Notes: 4.804% 2031 Notes: 4.820% 2033 Notes: 4.878% 2036 Notes: 4.949% 2046 Notes: 5.327% 2056 Notes: 5.291% 2066 Notes: 5.291%
Spread to Benchmark Treasury:	2029 Notes: T + 65 bps 2031 Notes: T + 80 bps 2033 Notes: T + 95 bps 2036 Notes: T + 105 bps 2046 Notes: T + 112 bps 2056 Notes: T + 122 bps 2066 Notes: T + 132 bps
Yield to Maturity:	2029 Notes: 5.454% 2031 Notes: 5.620% 2033 Notes: 5.828% 2036 Notes: 5.999% 2046 Notes: 6.447% 2056 Notes: 6.511% 2066 Notes: 6.611%
Use of Proceeds:	To pay the cash consideration for the JRD Acquisition Transactions and all other fees, costs and expenses related thereto.
Optional Redemption:

Make-Whole Call:	2029 Notes: T + 10 bps 2031 Notes: T + 15 bps 2033 Notes: T + 15 bps 2036 Notes: T + 20 bps 2046 Notes: T + 20 bps 2056 Notes: T + 20 bps 2066 Notes: T + 20 bps

Par Call:

2029 Notes: On or after September 6, 2029 (1 month prior to maturity)

2031 Notes: On or after May 6, 2031 (1 month prior to maturity)

2033 Notes: On or after August 6, 2033 (2 months prior to maturity)

2036 Notes: On or after March 6, 2036 (3 months prior to maturity)

2046 Notes: On or after April 6, 2046 (6 months prior to maturity)

2056 Notes: On or after April 6, 2056 (6 months prior to maturity)

2066 Notes: On or after April 6, 2066 (6 months prior to maturity)

Special Mandatory Redemption:

If (i) the consummation of the JRD Acquisition Transactions does not occur on or prior to (a) March 30, 2028 or (b) any later date as the parties to the merger agreement may agree, (ii) Sysco Corporation notifies the trustee in writing that the merger agreement has terminated in accordance with its terms prior to the consummation of the JRD Acquisition Transactions, or (iii) Sysco Corporation notifies the trustee in writing and publicly announces that Sysco Corporation will not pursue the consummation of the JRD Acquisition Transactions, as more particularly described in the preliminary prospectus supplement, the Issuers will be required to redeem the notes (other than the 2036 Notes) at a special mandatory redemption price equal to 101% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of the Special Mandatory Redemption. The 2036 Notes will not be subject to a Special Mandatory Redemption and will remain outstanding if the JRD Acquisition Transactions are not consummated.

Change of Control:

Upon the occurrence of both (i) a change of control of, before the closing of the JRD Acquisition Transactions, Sysco Corporation, and from and after the closing of the JRD Acquisition Transactions, Sysco Holdings Corporation and (ii) a downgrade of the notes below an investment grade within a specified period, as more particularly described in the preliminary prospectus supplement, the Issuers will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
Trade Date:	September 22, 2026
Expected Settlement Date**:	T + 10; October 6, 2026

CUSIP Numbers/ISINs:

2029 Notes: 87183X AA1/US87183XAA19

2031 Notes: 87183X AB9/US87183XAB91

2033 Notes: 87183X AC7/US87183XAC74

2036 Notes: 87183X AD5/US87183XAD57

2046 Notes: 87183X AE3/US87183XAE31

2056 Notes: 87183X AF0/US87183XAF06

2066 Notes: 87183X AG8/US87183XAG88

Joint Book-Running Managers with respect to the 2029 Notes, 2031 Notes and 2033 Notes:	Goldman Sachs & Co. LLC TD Securities (USA) LLC BofA Securities, Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC PNC Capital Markets LLC U.S. Bancorp Investments, Inc.
Joint Book-Running Managers with respect to the 2036 Notes, 2046 Notes, 2056 Notes and 2066 Notes:	Goldman Sachs & Co. LLC TD Securities (USA) LLC BofA Securities, Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC BNP Paribas Securities Corp. Truist Securities, Inc.

Co-Managers with respect to the 2029 Notes, 2031 Notes and 2033 Notes:

BNP Paribas Securities Corp.

Truist Securities, Inc.

Barclays Capital Inc.

Rabo Securities USA, Inc.

Scotia Capital (USA) Inc.

BMO Capital Markets Corp.

Lloyds Securities Inc.

Siebert Williams Shank & Co., LLC

Co-Managers with respect to the 2036 Notes, 2046 Notes, 2056 Notes and 2066 Notes:

PNC Capital Markets LLC

U.S. Bancorp Investments, Inc.

Barclays Capital Inc.

Rabo Securities USA, Inc.

Scotia Capital (USA) Inc.

BMO Capital Markets Corp.

Lloyds Securities Inc.

Siebert Williams Shank & Co., LLC

Pro Forma Indebtedness:

As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions, on a consolidated basis, the Issuers and their subsidiaries would have had approximately $34.4 billion total debt outstanding, including approximately $24.2 billion in aggregate principal amount of unsecured senior indebtedness outstanding.

As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions, on a consolidated basis, the Issuers and their subsidiaries would have had no secured indebtedness and the guarantors would have had no secured indebtedness other than a total of $890 million of secured indebtedness outstanding under a fleet financing program secured by fleet assets at a non-guarantor subsidiary that is owned by two guarantor subsidiaries.

As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions, the total liabilities, including trade payables, of Sysco Corporation’s non-guarantor subsidiaries would have been approximately $12.8 billion, and Sysco Corporation’s non-guarantor subsidiaries would have collectively owned approximately 80.0% of Sysco Corporation’s consolidated total assets. For the fiscal year ended June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions, Sysco Corporation’s non-guarantor subsidiaries would have accounted for approximately 49.4% of Sysco Corporation’s consolidated sales.

Capitalized terms used but not defined herein have meaning given to them in the Preliminary Prospectus Supplement.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**The Issuers expect delivery of the notes will be made against payment therefor on or about October 6, 2026, which is the tenth business day following the date of pricing of the notes (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than one business day prior to the scheduled settlement date will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

No key information document (“KID”) under Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) or disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) has been prepared as the notes are not available to retail investors in the European Economic Area (the “EEA”) or the United Kingdom (“UK”).

The Issuers have filed a registration statement (including a prospectus) and related preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the prospectus in that registration statement and other documents the Issuers have filed with the SEC for more complete information about the Issuers and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuers, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC toll free at 1-866-471-2526, TD Securities (USA) LLC toll free at 1-855-495-9846, BofA Securities, Inc. toll free at 1-800-294-1322, J.P. Morgan Securities LLC collect at 212-834-4533 or Wells Fargo Securities, LLC toll free at 1-800-645-3751 (option #5).